Exhibit 99.1

Origin Materials, Market Leader in Disruptive Materials Technology, Completes Business Combination With Artius, Creating First Publicly Traded Pure Play Carbon Negative Materials Company

June 25, 2021

Origin’s common stock to begin trading on the Nasdaq under symbol “ORGN” on June 25, 2021

WEST SACRAMENTO, Calif.—(BUSINESS WIRE)—Jun. 25, 2021— Origin Materials, Inc., the world’s leading carbon negative materials company, announced today that it has completed its previously announced business combination with Artius Acquisition Inc. (“Artius”) (NASDAQ: AACQ, AACQW).

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The transaction was unanimously approved by Artius’ Board of Directors and was approved at an extraordinary general meeting of Artius shareholders on June 23, 2021. In connection with the closing, Artius changed its name to Origin Materials, Inc. (“Origin Materials,” “Origin,” or the “Company”). The ticker symbols for the common stock and warrants of Origin will change from “AACQ” and “AACQW” to “ORGN” and “ORGNW”, respectively and will begin trading as such on the Nasdaq on June 25, 2021.

Company Background

Founded in 2008, Origin is the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials. Origin’s patented drop-in technology, economics and carbon impact are supported by a growing list of major global customers and investors. Origin’s technology has been further supported by an ISO-compliant Life Cycle Assessment (LCA) which concluded that Origin’s products are expected to be carbon negative when produced at commercial scale.

While an estimated 55% of global carbon emissions come from energy generation and transport, the other 45% come from the production of materials for consumer and industrial products. More than ten million barrels of oil per day are used to create materials, in the process releasing new carbon into the atmosphere. Origin’s vision for the future is to replace this oil use with non-food feedstocks and materials while capturing carbon in the process.

Origin Materials’ patented technology platform, which turns inexpensive, plentiful, sustainable wood residues into carbon negative materials, can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, and more with a ~$1 trillion addressable market. In addition, Origin Materials’ technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues.

Since announcing the business combination with Artius on February 17, 2021, Origin Materials has increased its customer demand from signed offtake agreements and capacity reservations by 90% to $1.9 billion from the $1 billion previously disclosed. This increase also greatly expanded the Company’s end markets beyond its Fortune Global 500 CPG customers – Danone, Nestlé Waters, PepsiCo – to include industrial and apparel textiles, automotive parts, insulating foams and other applications.

The Company also implemented the following new and expanded partnerships and customer relationships:

•	June 15, 2021: Strategic alliance with Palantir Technologies (NYSE:PLTR) to accelerate the world’s transition to net zero carbon focused on decarbonizing the global materials supply chain.

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June 10, 2021: Launched Net Zero Automotive program with Ford Motor Company (NYSE:F) focused on industrializing new materials to drive decarbonization in the automotive industry April 27, 2021: Partnership with Mitsubishi Gas Chemical to industrialize advanced carbon negative chemicals and materials for applications in the automotive, medical, food, information and communication, energy, and infrastructure sectors.

•	April 20, 2021: Partnership with Solvay to develop advanced carbon negative materials for the automotive industry.

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April 19, 2021: Strategic alliance with PrimaLoft to develop carbon negative insulating fiber for outdoor gear, bedding and apparel. PrimaLoft’s iconic brand partners include Patagonia, Stone Island, L.L. Bean, Lululemon, adidas and Nike.

•	April 12, 2021: Partnership with Packaging Matters to advance carbon negative packaging solutions, building on an existing 10-year supply agreement.

•	April 6, 2021: Partnership with AECI Much Asphalt to develop low-carbon asphalt.

•	April 5, 2021: Partnership with AEC SANS Technical Fiber to develop carbon negative materials for apparel and automotive applications.

Management Commentary:

John Bissell, Co-Founder and Co-CEO of Origin Materials, commented, “We are excited to complete this transaction, which will further accelerate our growth and mission of enabling the world’s transition to sustainable, carbon negative materials. The materials supply chain accounts for nearly half of all global carbon emissions, creating a significant opportunity to decarbonize materials that are used in products across a wide range of end markets. We believe our breakthrough technology provides countless companies that make physical products with the ability to drastically reduce their emissions in a cost-effective manner.”

Rich Riley, Co-CEO of Origin Materials, commented, “Our strategic customer base has grown dramatically, driven by new partnerships with industry-leading companies that are at the forefront of decarbonization and corporate sustainability. With the capital from this transaction, we are well positioned to scale our technology platform and help our customers meet their decarbonization and ESG goals. We are energized by the exciting opportunities that lie ahead as we commercialize our technology and transition to a world of net zero carbon.”

Boon Sim, Chief Executive Officer of Artius, commented, “We pursued a merger with Origin Materials because we wanted to make sure that we invested in a company with technology that has been tested and validated. We conducted significant due diligence evaluating their technology and their expanded customer base is further validation of their technology’s ability to help the world transition to net zero carbon. With their breakthrough technology and significant customer base we are highly confident in Origin’s ability to disrupt the materials supply chain and enable their customers’ decarbonization goals, which we believe will deliver significant long-term shareholder value.”

Transaction Overview

The transaction previously valued at approximately $1 billion is supported by existing and new investors, including Danone, Nestlé Waters, PepsiCo, Mitsubishi Gas Chemical and AECI, as well as certain funds and accounts managed by Sylebra Capital, Senator Investment Group, Electron Capital Partners, BNP Paribas AM Energy Transition Fund and affiliates of Apollo. Origin Materials will use the proceeds to fund the Company’s planned growth, including the completion and commissioning of its first commercial plant, which is expected to be operational in 2022, and of its second commercial plant, which is expected to be operational in 2025.

Origin’s senior management team will continue to lead the combined company. The Board of Directors of the combined company will consist of John Bissell, Benno O. Dorer, Charles Drucker, Kathleen B. Fish, William Harvey, Pia Heidenmark Cook, Karen Richardson, Rich Riley and Boon Sim.

A more detailed description of the transaction can be found in the definitive proxy statement/prospectus filed with the SEC on May 27, 2021.

Advisors

BofA Securities served as exclusive financial advisor to Origin, and Cooley LLP served as legal advisor to Origin. Credit Suisse and Goldman Sachs & Co. LLC served as joint financial and capital markets advisors to Artius and served as co-placement agents. Cleary Gottlieb Steen & Hamilton LLP served as legal advisor to Artius.

About Origin Materials

Headquartered in West Sacramento, Origin Materials is the world’s leading carbon negative materials company. Origin Materials’ mission is to enable the world’s transition to sustainable materials. Over the past 10 years, Origin Materials has developed a platform for turning the carbon found in non-food biomass into useful materials, while capturing carbon in the process. Origin Materials’ patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. Origin Materials’ first commercial plant is expected to be operational in 2022 with a second commercial plant expected to be operational in 2025 and plans for additional expansion over the next decade.

For more information, visit www.originmaterials.com.

About Artius Acquisition Inc.

Artius was a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Artius was co-founded by Charles Drucker, the former CEO of WorldPay, Inc., a leading payments company, and its predecessor company, Vantiv. Inc., and Boon Sim, the Founder and Managing Partner of Artius Capital Partners LLC.

For more information, visit https://www.artiuscapital.com/acquisition.

Cautionary Note on Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, commercial and operating plans and product development plans. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; disruptions and other impacts to Origin Materials’ business as a result of the COVID-19 pandemic and other global health or economic crises; changes in customer demand; failure to realize the anticipated benefits of the business combination; and those factors discussed in the definitive proxy statement/prospectus filed with the SEC on May 27, 2021 under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Origin Materials

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Source: Origin Materials and Artius Acquisition Inc.